SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 28, 2011

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL		33837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (863) 491-7750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

CenterState Banks, Inc. (“CSFL” or “Company”) is furnishing this Current Report on Form 8-K in connection with a second quarter 2011 non-performing loan (“NPL”) sale in the wholesale debt market. The Company sold non-performing loans with unpaid principal balances aggregating approximately $7.9 million and a book value of approximately $6.7 million. Proceeds from the sale net of selling expenses were approximately $4.1 million, resulting in a pre-tax loss on the sale of approximately $2.6 million. The majority of these loans were held at the Company’s R4ALL, Inc. subsidiary. The sale frees up capital at the holding company level allowing for additional expansion opportunities. The loans sold were all NPLs which the Company believes were a year or more away from orderly liquidation through foreclosure, acquisition, marketing and eventual sale as an OREO property.

Net proceeds from the sale represent approximately 52% of legal unpaid principal balance and approximately 62% of current book value. There was active bidding on the individual notes, with some receiving as many as 11 bids. The NPLs sold primarily represented commercial real estate loans. The Company continues to evaluate all methods of non-performing asset resolution including customer negotiation, orderly liquidation and the wholesale debt market.

This Regulation FD Disclosure contains “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (i) an inability of the Company to realize elements of its strategic plans for 2011 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv) changes in the interest rate environment which reduce margins; (v) management’s assumptions regarding allowance for loan losses may not be borne out by subsequent events; and (vi) changes which may occur in the regulatory environment. When used in this presentation, the words “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions as they related to CSFL (including its subsidiaries) or its management are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. CSFL does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: June 28, 2011

3